Exhibit 10.9

                            THE PEOPLES NATIONAL BANK
                             SPLIT DOLLAR AGREEMENT

         THIS AGREEMENT is made and entered into this 13th day of February, 2003, by and between THE PEOPLES NATIONAL BANK, a national banking association having a principal office in Easley, South Carolina (the "Company"), and ROBERT
E. DYE (the "Executive").

         This Agreement shall append the Split Dollar Endorsement entered into on __________________, 2003, or as subsequently amended, by and between the aforementioned parties.

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Company will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

         1.1 "Change of Control" means (i) the acquisition, directly or indirectly, by any person within any twelve (12) month period of securities of the Company representing an aggregate of twenty (20%) percent or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or (iii) consummation of (A) a merger, consolidation or other business combination of the Company with any other person or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty-seven (67%) percent of the outstanding common stock (on a fully diluted basis) of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board of Directors of the Company determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstances constitutes a Change of Control for the purposes of this Agreement.

     1.2 "Disability" means sickness, accident or injury which, in the judgment of a physician appointed and paid for by the Company, prevents the Executive from performing all of the Executive's customary duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Board of Directors of the Company deems appropriate.

     1.3 "Insurer" means Southland Life Insurance Company.

     1.4 "Policy" means insurance policy no. 0660025344 issued by the Insurer.

     1.5 "Insured" means the Executive.

     1.6 "Normal Retirement Age" means the earliest of the Executive's 66th birthday, the date of Termination of Employment on account of Disability or the date of a Change of Control.

     1.7 "Termination of Employment" means that the Executive ceases to be employed by the Company.

                                    Article 2
                           Policy Ownership/Interests

     2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the direct beneficiary of an amount of death proceeds equal to the greater of: a) the cash surrender value of the policy or b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer.

     2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of any remaining death proceeds of the Policy. The Executive shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Executive, the Executive's transferee or the Executive's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this section 2.2 upon the Executive's Termination of Employment prior to Normal Retirement Age.

     2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

     2.4  Comparable   Coverage.   Upon  Termination  of  Employment  after  the
Executive's Normal Retirement Age, the Company shall maintain the Policy in full


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

force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.

                               Article 3 Premiums

     3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Company shall impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

       The Executive may assign without consideration all interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                     Insurer

       The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge the Insurer and Company from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    Article 6
                                Claims Procedure

     6.1 For all claims for other than disability benefits:

          6.1.1 Claims Procedure. Any individual ("Claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

               6.1.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.



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

               6.1.1.2 Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

               6.1.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Agreement on which the denial is based,

                    (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

                    (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                    (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

          6.1.2 Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                      6.1.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

                      6.1.2.2 Additional  Submissions - Information  Access. The
              Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

                      6.1.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                      6.1.2.4 Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim,


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

              the Company can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                      6.1.2.5 Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Agreement on which the denial is based,

                    (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits, and

                    (d) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

          6.2 For disability claims:

               6.2.1 Claims Procedures. Any individual ("Claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                    6.2.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

                    6.2.1.2 Timing of Company Response. The Company shall notify the Claimant in writing of any adverse determination as set out in this Section.

                      6.2.1.3 Notice of Decision.  If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Agreement on which the denial is based,

                    (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

                    (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures,

                    (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,



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

                    (f) [See ss. 2560.503-1(g)(v)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company, and

                    (g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

                      6.2.1.4 Timing of Notice of Denial/Extensions. The Company
              shall notify the Claimant of denial of benefits in writing not later than 45 days after receipt of the claim by the Agreement. The Company may elect to extend notification by two 30-day periods subject to the following requirements:

                    (a) For the first 30-day extension, the Company shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Agreement's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Agreement expects to render a decision.

                    (b) If the Company determines that a second 30-day extension is necessary based on factors beyond the Agreement's control, the Company shall follow the same procedure in (a) above, with the exception that the notification must be provided to the Claimant before the end of the first 30-day extension period.

                    (c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.

              6.2.2 Review Procedures - Denial of Benefits. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                      6.2.2.1 Initiation of Appeal. Within 180 days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Company.

                      6.2.2.2 Submissions on Appeal - Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Company shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents,


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

              records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

                    6.2.2.3 Additional Company Responsibilities on Appeal. On appeal, the Company shall:

                    (a) [See ss. 2560.503-1(h)(3)(i)-(v)] Take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

                    (b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Agreement who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

                    (c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

                    (d) Identify medical or vocational experts whose advise was obtained on behalf of the Agreement in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

                    (e) Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

                      6.2.2.4 Timing of  Notification of Benefit Denial - Appeal
              Denial. The Company shall notify the Claimant not later than 45 days after receipt of the Claimant's request for review by the Agreement, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Company shall indicate the special circumstances requiring an extension of time and the date by which the Agreement expects to render the determination on review.

                    6.2.2.5 Content of Notification of Benefit Denial. The Company shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

                    (a)  The   specific   reason  or  reasons  for  the  adverse
                         determination;



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

                    (b) Reference to the specific Agreement provisions on which the benefit determination is based;

                    (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

                    (d) A statement of the Claimant's right to bring an action under ERISA Section 502(a);

                    (e) [See ss. 2560.503-1(j)(5)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company;

                    (f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

                    (g) The following statement: "You and your plan may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency."

                                    Article 7
                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. However, unless otherwise agreed to by the Company and the Executive, this Agreement will automatically terminate upon the Executive's Termination of Employment prior to Normal Retirement Age.


                                    Article 8
                                  Miscellaneous

     8.1  Binding  Effect.  This  Agreement  shall  bind the  Executive  and the
Company,   their  beneficiaries,   survivors,   executors,   administrators  and
transferees, and any Policy beneficiary.

     8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain a Executive or employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an Executive nor interfere with the Executive's right to terminate service at any time.



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

     8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

     8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

     8.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     8.7 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

     (a)  Interpreting the provisions of the Agreement;

     (b)  Establishing and revising the method of accounting for the Agreement;

     (c)  Maintaining a record of benefit payments; and

     (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     8.8 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals

       IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              [SIGNATURES OMITTED]


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


                         SPLIT DOLLAR POLICY ENDORSEMENT
                THE PEOPLES NATIONAL BANK SPLIT DOLLAR AGREEMENT

Insured: Robert E. Dye
Insurer:  Southland Life Insurance Company
Policy No. 0660025344

       Pursuant to the terms of THE PEOPLES NATIONAL BANK SPLIT DOLLAR AGREEMENT dated ____________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

       1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

       2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

------------------------------------------------------------------------------
            PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

------------------------------------------------------------------------------
           CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

       3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

       4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Easley, South Carolina this _____ day of ______________, 2003.

                              [SIGNATURES OMITTED]